Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2007 filed by Neuro-Hitech, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: November 14, 2007	By:	/s/ Gary T. Shearman
Gary T. Shearman
President and Chief Executive Officer

Date: November 14, 2007	By:	/s/ David J. Barrett
David J. Barrett
Chief Financial Officer